Exhibit 99

ORBCOMM LAUNCHES PROTOTYPE OG2 SATELLITE

OG2 satellite’s insertion orbit lower than planned

Fort Lee, NJ, October 8, 2012 – ORBCOMM Inc. (Nasdaq: ORBC), a global satellite data communications company focused on two-way Machine-to-Machine (M2M) communications, today announced that the first prototype of its second generation of satellites (OG2) was launched on the Cargo Re-Supply Services (CRS-1) mission aboard the SpaceX Falcon 9 launch vehicle from Cape Canaveral, FL, on October 7, 2012 at 8:35 pm EST. The OG2 prototype satellite, flying as a secondary payload on this mission, was separated from the Falcon 9 launch vehicle at approximately 9:00 pm EST. However, due to an anomaly on one of the Falcon 9’s first stage engines, the rocket did not comply with a pre-planned International Space Station (ISS) safety gate to allow it to execute the second burn. For this reason, the OG2 prototype satellite was deployed into an orbit that was lower than intended. ORBCOMM and Sierra Nevada Corporation engineers have been in contact with the satellite and are working to determine if and the extent to which the orbit can be raised to an operational orbit using the satellite’s on-board propulsion system.

In mid-2013, ORBCOMM plans to launch an additional eight OG2 satellites on a Falcon 9, which will be placed into orbits that are optimized to deliver the best coverage for the enhanced OG2 messaging services. The remainder of the constellation of 18 OG2 satellites is expected to be launched on a Falcon 9 in 2014. ORBCOMM’s OG2 satellites will be the primary payload on both of these two planned launches to directly insert the OG2 satellites into the operational orbit.

About ORBCOMM Inc.

ORBCOMM is a leading global satellite data communications company, focused on Machine-to-Machine (M2M) communications. Its customers include Caterpillar Inc., Doosan Infracore America, Hitachi Construction Machinery, Hyundai Heavy Industries, Asset Intelligence (a division of I.D. Systems, Inc.), Komatsu Ltd., Manitowoc Crane Companies, Inc., and Volvo Construction Equipment among other industry leaders. By means of a global network of low-earth orbit (LEO) satellites and accompanying ground infrastructure, ORBCOMM’s low-cost and reliable two-way data communication services track, monitor and control mobile and fixed assets in our core markets: commercial transportation; heavy equipment; industrial fixed assets; marine; and homeland security. ORBCOMM based products are installed on trucks, containers, marine vessels, locomotives, backhoes, pipelines, oil wells, utility meters, storage tanks and other assets. Through its recently acquired StarTrak Information Technologies, LLC and StarTrak Logistics Management Solutions, LLC (formerly PAR Logistics Management Solutions) businesses, ORBCOMM is an innovator and leading provider of tracking, monitoring and control services for the refrigerated transport market. Under its ReeferTrak®, GenTrakTM, and CargoWatchTM brands, the company provides customers with the ability to proactively monitor, manage and remotely control their refrigerated transport assets. Additionally, ORBCOMM provides Automated Identification System (AIS) data services for vessel tracking and to improve maritime safety to government and commercial customers worldwide. ORBCOMM is headquartered in Fort Lee, New Jersey and has its network control center in Dulles, Virginia. For more information, visit www.orbcomm.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to ORBCOMM’s plans, objectives and expectations for future events and include statements about ORBCOMM’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the ORBCOMM’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond ORBCOMM’s control, that may cause ORBCOMM’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in ORBCOMM’s Annual Report on Form 10-K for the year ended December 31, 2011, and other documents, on file with the Securities and Exchange Commission. ORBCOMM undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Contacts

Investor Inquiries:	Media Inquiries:
Robert Costantini	Jennifer Stroud
Chief Financial Officer	Vice President
ORBCOMM Inc.	The Abernathy MacGregor Group
703-433-6305	212-371-5999
costantini.robert@orbcomm.com	jcl@abmac.com